 EXHIBIT 3(i)

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MY CLOUDZ, INC., did on July 31, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 4, 2014.

ROSS MILLER
Secretary of State
Certified By: G Ramos Certificate Number: C20140804-2780 You may verify this certificate online at http://www.nvsos.gov/

1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (776) 684-5708 Website: www.nvsos.gov	*040104*

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of ROSS Miller Secretary of State of Nevada	Document Number 20140562391-33
Filing Date and Time 07/31/2014 9:32 AM
Entity Number E0400472014-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	MY CLOUDZ, INC.

2. Registered	☒ Commercial Registered Agent:		STATE AGENT AND TRANSFER SYNDICATE, INC
Agent for Service			Name
of Process: (check	☐ Noncommercial Registered Agent		OR	☐ Office or Position with Entity
only one box)	(name and address below)			(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (if different from street address)			City		Zip Code

3. Authorized Stock: (number of shares corporation is	Number of share with		Par value	Number of shares without par value:
authorized to issue)	par value:	200,000,000	per share:	$.001

4. Names and Addresses Board Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1)			SOMMAY VONGSA
Name
	112 NORTH CURRY STREET			CARSON CITY	NV	89703
	Street Address			City	State	Zip Code
2)
Name

	Street Address			City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be:			6. Benefit Corporation:
(see instructions)
☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged lnstrument for filing in the Office of the Secretary of State.

	State Agent and Transfer Syndicate, Inc.			X
	Name			Incorporator Signature

	112 North Curry Street			Carson City	NV	89703
	Address			City	State	Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.

	X				July 31, 2014
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity				Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles

Revised: 11-13-13